UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2011

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215

Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2011, Willis Lease Finance Corporation (the “Company”) held its Annual Stockholders’ Meeting (the “Annual Meeting”). At the close of business on March 21, 2011, the voting record date, there were 8,813,038 common shares outstanding and entitled to vote. At the Annual Meeting, 7,861,304 or 89.2%, of the outstanding common shares entitled to vote were represented by proxy or in person.

Proposal 1: Election of Directors. The stockholders elected two Class I Directors for a three-year term expiring at the 2014 Annual Meeting of Stockholders. The voting results were as follows:

Number of Votes Cast:

	For	Withheld	Broker Non-Votes
Robert T. Morris	7,024,894	9,641	826,769
W. William Coon, Jr.	7,024,594	9,941	826,769

The other directors whose term of office continued after the Annual Meeting were Charles F. Willis, IV, Hans Joerg Hunziker, Gérard Laviec, and Austin C. Willis.

Proposal 2: Advisory Vote on Executive Compensation. The stockholders approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
7,000,519	29,616	4,400	826,769

Proposal 3: Advisory Vote on the Frequency of Future Advisory Voting on Executive Compensation. The voting results on a non-binding advisory vote on the frequency of a non-binding advisory vote on the compensation of the Company’s named executive officers were as follows:

Number of Votes Cast:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
3,454,392	222,285	3,356,321	1,537	826,769

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2011. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
7,847,157	9,358	4,789	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 20, 2011

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer